UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On June 8, 2010, PowerSecure International, Inc., a Delaware corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”). Proxies with respect to the matters voted upon at the 2010 Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended, pursuant to a Proxy Statement, dated April 28, 2010. A total of 17,224,400 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding on April 16, 2010, the record date for the 2010 Annual Meeting, and were entitled to vote thereat. All matters submitted to a vote of the stockholders at the 2010 Annual Meeting, as described in the Proxy Statement, were approved.
     Set forth below are the voting results on each matter submitted to and voted upon by the stockholders at the 2010 Annual Meeting:
Proposal 1:	The following nominee was elected as a director, to serve for a three-year term and until his successor is duly elected and qualified, by the vote set forth below:

	For	Withheld	Non-Votes
Sidney Hinton	9,018,501	318,397	4,792,852
Proposal 2:	The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified, by the vote set forth below:

For	Against	Abstain	Non-Votes
13,986,979	127,778	14,993	—

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
	By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Dated: June 11, 2010		Executive Vice President and Chief Financial Officer

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